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                                                                 Exhibit 10(ooo)


  Amendment to Terms of Outstanding Stock Options Relating to Exercise Period for Employees of Divested Businesses


       At its meeting held on September 26, 1996, the Board of Directors of Lockheed Martin Corporation adopted the following resolution:

                 RESOLVED, That effective this date, the terms of the Martin Marietta Corporation 1984 Stock Option Plan for Key Employees and the award agreements pursuant to which all outstanding stock options granted pursuant to the Martin Marietta Corporation Amended Omnibus Securities Award Plan; the Lockheed Corporation 1986 Employee Stock Purchase Program; the Lockheed Corporation 1992 Employee Stock Option Program; and the Lockheed Martin Corporation 1995 Omnibus Performance Award Plan were awarded are amended to include the following provision:

                 "SPECIAL RULE AS TO OPTION EXPIRATION UPON DIVESTMENT OF BUSINESS OPERATIONS--

                 "Divestiture - If the Corporation divests (as defined below) all or substantially all of a business operation of the Corporation and such divestiture results in the termination of the recipient's employment with the Corporation or its Subsidiaries and transfer of such employment to the other party to the divestiture, the remaining term of options granted under this award agreement which have vested as of the effective date of the divestiture ("Effective Date"), if longer than (one) 1 year following the Effective Date, shall be reduced to one
         (1) year following Effective Date. Options which have not vested as of the Effective Date shall be treated in accordance with provisions of this award pertaining to termination of employment. For the purposes of this provision, the term "divestiture" shall mean a transaction which results in the transfer of control of the business operation divested to any person, corporation, association, partnership,
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         joint venture or other business entity of which less than 50% of the voting stock or other equity interests (in the case of entities other than corporations), is owned or controlled, directly or indirectly, by the Corporation, one or more of the Corporation's Subsidiaries, or by a combination thereof.